SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549

                          FORM 8-K
                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934

        Date of Report (date of earliest event reported)
                       August 1, 1997

                     XEROX CORPORATION
   (Exact name of registrant as specified in its charter)

 New York              1-4471                16-0468020
 (State or other       (Commission File      (IRS Employer
 jurisdiction of       Number)               Identification
 incorporation)                              No.)

                   800 Long Ridge Road
                     P. O. Box 1600
            Stamford, Connecticut  06904-1600
    (Address of principal executive offices)(Zip Code)

    Registrant's telephone number, including area code:
                      (203) 968-3000

             This document consists of 4 pages.

Item 5.   Other Events

1. On September 9, 1997 Registrant announced an agreement to sell The Resolution Group, Inc. ("TRG"), insurance unit of Talegen Holdings, Inc. ("Talegen"), for a total of $612 million to an investor group led by Michael
A. Coutu, chief executive officer of TRG. Talegen is wholly owned by Xerox Financial Services, Inc., a subsidiary of Registrant.

Under the terms of the agreement, the investor group will acquire the stock of TRG for $150 million in cash and $462 million in performance-based instruments. Both the purchase price and transaction structure are consistent with assumptions made by Registrant when it discontinued its insurance operations in 1995. The transaction is subject to customary closing conditions and regulatory approvals and is expected to close by year-end.

Registrant announced in 1993 that it would disengage from the financial services business and focus exclusively on its core document processing business. Its property and casualty insurance operations were subsequently reorganized into seven independent insurance groups under Talegen. Chicago-based TRG, one of the seven insurance groups, was formed to manage the claims run-off and reinsurance collections associated with various books of business which the Talegen insurance units had discontinued writing.

Following the TRG announcement, two insurance groups, Crum & Forster Insurance and Westchester Specialty Group, remain for sale.

2. Reference is made to the first paragraph in Note 9 of the Notes to Consolidated Financial Statements contained in Registrant's Form 10-Q for the quarterly period ended June 30, 1997 relating to the lawsuit by two independent service organizations (ISOs). On September 8, 1997 the United States Court of Appeals for the Federal Circuit denied plaintiffs' petition for permission to appeal the District Court's April 7, 1997 Order. No trial date has been set for the remaining issues in the case. Registrant denies any wrongdoing and intends to vigorously defend the remaining claims and pursue its counterclaims.

3. On January 3, 1996, an action was commenced by Barneyscan Corporation against Registrant, Pixelcraft, Inc., a wholly owned subsidiary of Registrant, and three individuals, seeking damages "in excess of $10 million" for breach of contract and fraud, punitive damages, attorneys' fees and an accounting. Plaintiff claimed it was entitled to royalties on certain machines and software sold by Pixelcraft between July 1, 1992 and June 30, 1996. In August 1997, in an amended letter to a court-appointed mediator, plaintiff expanded its damage claim by alleging that it was also entitled to royalties in excess of $400 million for use of Barneyscan technology in conjunction with Xerox color copiers and printers during that time period. Pixelcraft admits that Barneyscan is entitled to royalties of approximately $750,000 from Pixelcraft alone, minus certain offsets, and no more. Registrant denies (i) any liability to plaintiff, (ii) the use of Barneyscan technology as alleged by plaintiff, and (iii) asserts that the royalty calculation used by plaintiff is inconsistent with the facts in numerous respects. Defendants intend to vigorously defend the action. There is no trial date.
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                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

                                         XEROX CORPORATION

                                             /s/ MARTIN S. WAGNER
                                         --------------------------------
                                         By: MARTIN S. WAGNER
                                             Assistant Secretary

Dated: September 15, 1997

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